SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 24, 2014 (January 22, 2014)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2014, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Synovus Financial Corp. (“Synovus”) took several actions impacting the compensation arrangements of Synovus’ executive officers. The actions establish a new compensation structure for Synovus’ executive officers based on our “pay for performance” philosophy. The previous structure was based on the TARP executive compensation restrictions, which no longer apply to Synovus.

Salary Stock. The Compensation Committee previously granted salary stock to Synovus’ executive officers, including its named executive officers, for 2012 and 2013. The Compensation Committee elected to continue to award salary stock units for 2014. The salary stock rate for 2014 for each named executive officer, which is set forth in the table below, has been reduced from 2012-3 levels. The salary stock units will take the form of restricted stock units granted under Synovus’ 2013 Omnibus Plan (“2013 Plan”) and will be granted as of each bi-weekly payroll date in 2014 following the effective date of the grant. At each salary payment date, the employee will receive a number of salary stock units equal to the proportionate amount of the annual rate for the pay period divided by the stock closing price on the payment date. The salary stock units will be fully vested when awarded and will be settled in cash on January 15, 2015 based on the previous 20-day average closing price of Synovus. The form of Salary Stock Award Agreement under the 2013 Plan is attached hereto as Exhibit 10.1.

Annual Performance Goals. The Compensation Committee also reintroduced a cash-based annual incentive plan for executive officers. For 2014, the approved annual performance goals are based 50% on core earnings, 25% on loan growth and 25% on core deposit growth. In addition, the Committee has the discretion to adjust awards based on strategic objectives, regulatory compliance, risk management, total shareholder return and individual performance. The Committee also established individual award targets as a percentage of base salary for each named executive officer. The award targets for each named executive officer are set forth in the table below. The actual payout can range from 0% to 150% of the award target based upon Synovus’ performance results for 2014 compared to the performance goals. The awards, which are Cash-Based Awards under the 2013 Plan, will also be limited based on a 2014 core earnings goal established by the Committee to fund the awards and ensure deductibility.

Long-Term Incentive Awards. The Committee also granted Synovus’ executive officers, including its named executive officers, long-term incentive awards effective January 31, 2014. In accordance with Synovus’ long-standing policy, equity awards granted near the announcement of earnings are effective as of the later of (1) two business days following the earnings announcement, or (2) the end of the month following the award, meaning that the awards granted on January 22, 2014 will have an effective grant date of January 31, 2014. The value of the awards, which consist of performance stock units and market restricted stock units, are set forth in the table below. The actual number of performance stock units and market restricted stock units will be determined by the closing price on January 31, 2014. After the date of grant, Synovus will amend this Current Report on Form 8-K with the actual number of performance stock units and market restricted stock units awarded to each named executive officer.

The performance stock unit awards (“PSUs”) have both a service vesting component and a performance vesting requirement. Under the service vesting component, the PSUs vest 100% after three years of service. Under the performance vesting component, Synovus’ weighted average return on average assets is measured over a three-year performance period. The actual payout of the PSUs can range from 0% to 150% of the target amount based upon Synovus’ weighted average return on average assets during the performance period compared to the performance formula approved by the Compensation Committee. The form of performance stock unit agreement under the 2013 Plan is attached hereto as Exhibit 10.2.

The Compensation Committee also granted market restricted stock unit awards (“MRSUs”) to Synovus executive officers, including its named executive officers, effective January 31, 2014. The MRSUs have a service-based vesting component as well as a Total Shareholder Return Multiplier. Under the service-based vesting component, the MRSUs vest 1/3 each year over a three-year period subject to each executive’s continued employment with Synovus. Under the Total Shareholder Return Multiplier, the “target” amount of MRSUs which vest each year will be adjusted upward or downward 25% based upon Synovus’ total shareholder return during each year. The form of market restricted stock unit agreement under the 2013 Plan is attached hereto as Exhibit 10.3.

Both the PSUs and MRSUs are subject to a Risk-Based Modifier, which can reduce the payouts of outstanding awards if future results suggest risk was not properly considered in achieving the results on which the number of units awarded were based. The Compensation Committee will consider if reductions are warranted if any of the following occur during the vesting period: Synovus or a line of business experiences a material loss, Synovus or an individual executive fails to comply with risk policies or properly address risk concerns, or if regulatory capital falls below regulatory capital requirements.

Clawback Policy. The Compensation Committee also approved a clawback policy pursuant to which any incentive compensation paid to Synovus’ executive officers that is based upon materially inaccurate performance metrics or financial statements, or that results from any risk-related actions that result in or are reasonably expected to result in a material adverse impact to Synovus or a business unit, are subject to clawback at the Committee’s discretion.

The following table summarizes the actions of the Compensation Committee on January 22, 2014 with respect to Synovus’ named executive officers:

	Salary Stock	Bonus Target (% of Base Salary)	Performance Stock Units	Market Restricted Stock Units
Kessel D. Stelling Chairman, Chief Executive Officer and President	$184,400	80%	$500,000	$750,000
Thomas J. Prescott Executive Vice President and Chief Financial Officer	83,650	40%	180,000	270,000
Allen J. Gula, Jr. Executive Vice President and Chief Operations Officer	83,250	30%	112,000	168,000
Mark G. Holladay Executive Vice President and Chief Risk Officer	68,000	30%	112,000	168,000

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of 2014 Salary Stock Unit Agreement under the Synovus 2013 Omnibus Plan

10.2	Form of Performance Stock Unit Agreement under the Synovus 2013 Omnibus Plan

10.3	Form of 2014 Market Restricted Stock Unit Agreement under the Synovus 2013 Omnibus Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated: January 24, 2014	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary